SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2024

KULR TECHNOLOGY GROUP, INC.
(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4863 Shawline Street, San Diego, California 92111

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

Not applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 12, 2024, KULR Technology Group, Inc. (the “Company”) received a letter (the “Letter”) from the staff of NYSE American LLC (the “Exchange”) stating that the Company’s securities’ performance of trading price is below compliance criteria pursuant to Section 1003(f)(v) of the NYSE American Company Guide, which the Exchange determined to be a 30-trading day average of less than $0.20 per share. The Company’s continued listing is predicated on it demonstrating sustained price improvement within a reasonable period of time, which the Exchange has determined to be no later than August 12, 2024, or otherwise effecting a reverse stock split of its common stock.

The Company intends to cure the stock price deficiency and to return to compliance with the Exchange continued listing standards.

The Letter has no immediate effect on the listing or trading of the Company’s common stock on the Exchange. The Company’s receipt of the Letter from the Exchange does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

Item 8.01 Other Events.

On February 14, 2024 the Company issued a press release relating to the matters described in Item 3.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 16, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: February 16, 2024	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer